Exhibit 99.1

FOR IMMEDIATE RELEASE

Citadel Broadcasting Corporation Reports

2006 Fourth Quarter Operating Results

•	Net revenues in the fourth quarter of 2006 increased 5.3% to a record $114.0 million

•	Station operating income in the fourth quarter of 2006 increased 6.8% to a record $49.0 million

•

Fourth quarter 2006 net loss reflects $2.5 million on a pre-tax basis, or $(0.02) per basic share, for expenses related to the FCC’s investigation of sponsorship identification practices and a non-cash asset impairment of $24.3 million on a pre-tax basis, or $(0.13) per basic share

Las Vegas, Nevada, March 1, 2007 - Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the fourth quarter of 2006.

December 31, 2006 – Fourth Quarter Results

Net revenues for the fourth quarter of 2006 were $114.0 million compared with $108.3 million in the fourth quarter of 2005, an increase of $5.7 million, or 5.3%. The increase in revenues was due to higher revenues in over 80% of our markets, with the strongest performance coming from Albuquerque, NM, New Orleans, LA, Boise ID, Salt Lake City, UT, and Modesto, CA.

Operating income for the fourth quarter of 2006 was $10.8 million compared to $35.0 million in the corresponding 2005 period, a decrease of $24.2 million. The decrease was primarily due to a non-cash asset impairment charge and an increase in corporate general and administrative expense offset by a decrease in depreciation and amortization. The Company conducted its annual impairment test for indefinite lived intangibles and goodwill in the fourth quarter of 2006, which resulted in a non-cash impairment charge of $24.3 million on a pre-tax basis, or $(0.13) per basic share, to reduce the carrying amount of its indefinite lived intangible assets for certain of its markets to their respective estimated fair values. The increase in the corporate general and administrative expense includes approximately $2.5 million in expenses related to the FCC’s investigation of sponsorship identification practices and an increase of $1.5 million in non-cash stock compensation.

Station operating income (as detailed in the attached table, is generally defined as operating income (loss) plus depreciation and amortization, local marketing agreement fees, corporate general and administrative expenses, other, net and other non-cash expenses) was $49.0 million for the fourth quarter of 2006 compared to $45.9 million for the fourth quarter of 2005, an increase of $3.1 million, or 6.8%.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation, commented: “The Company reported a 5.3% increase in net revenues with a corresponding 6.8% growth in station operating income. This revenue growth was across the majority of our markets with over 35% of the markets reporting double digit revenue growth when compared to the same period in 2005.” Mr. Suleman added that “the Company has also continued to focus on shareholder value. Since inception of the stock repurchase program in 2004 to date, the Company has purchased over 25 million shares, or approximately 46% of its public float, for $331.4 million. During 2006, the Company returned approximately $141.6 million to our shareholders through a combination of dividend payments, totaling $0.72 per share, and the repurchase of approximately 5.2 million shares under our stock repurchase program.

Net interest expense increased to $8.0 million for the quarter ended December 31, 2006 from $5.6 million for the quarter ended December 31, 2005, an increase of $2.4 million, or 42.9%. The increase in net interest expense was due to an increase in outstanding borrowings primarily as a result of the repurchase of shares of outstanding common stock of the Company and higher interest rates under the Company’s senior credit facility for the quarter ended December 31, 2006 as compared to the same period in 2005.

Income tax expense for the quarter ended December 31, 2006 was $2.9 million (substantially all non-cash) compared to $13.0 million (substantially all non-cash) for the quarter ended December 31, 2005, a decrease of $10.1 million. The deferred tax benefit related to the asset impairment recorded in the fourth quarter of 2006 was approximately $9.5 million.

Net loss for the quarter ended December 31, 2006 was $1.1 million, or $(0.01) per basic share, as compared to net income of $15.8 million, or $0.14 per basic share, for the same period in 2005. Included in net loss for the quarter ended December 31, 2006 was a non-cash asset impairment of $14.8 million, net of tax, or $(0.13) per basic share, related to the valuation of intangible assets, approximately $4.1 million of non-cash stock-based compensation expense, net of tax, or $(0.04) per basic share, and costs related to the FCC’s investigation of sponsorship identification practices of $2.2 million, net of tax, or $(0.02) per basic share. Included in net income for the quarter ended December 31, 2005 was approximately $1.6 million of non-cash stock-based compensation expense, net of tax, or $(0.01) per basic share.

Free cash flow (as detailed in the attached table, is generally defined as operating income (loss) (i) plus depreciation and amortization, other, net and non-cash expenses (ii) less net interest expense, capital expenditures and cash taxes) was $29.4 million for the three months ended December 31, 2006 compared to $34.5 million for the three months ended December 31, 2005, a decrease of $5.1 million or 14.8%. The decrease in free cash flow is primarily due to higher interest costs, capital expenditures, and expenses related to the FCC’s investigation of sponsorship identification practices. For the three months ended December 31, 2006 the weighted average common shares outstanding was approximately 111.2 million compared to 114.7 million for the three months ended December 31, 2005.

Transaction with ABC Radio

On February 6, 2006, the Company and The Walt Disney Company (“TWDC”) announced that the Board of Directors of both companies approved a definitive agreement to combine ABC Radio, which includes 22 radio stations and the ABC Radio Network, with the Company. On November 19, 2006, the Company and TWDC entered into amendments to modify the terms of agreements relating to the merger. Upon consummation of the merger, the Company is expected to be the third largest radio group in the United States, with a significant national footprint reaching more than 50 markets. In the amendments, the parties agreed that closing of the merger would not be before May 31, 2007, unless the Company elects to close earlier and certain conditions have been met. Closing of the merger is subject to the satisfaction or waiver of several conditions specified in the merger agreement, including receipt of federal antitrust, communications and tax regulatory approvals.

Our Station Portfolio

Citadel Broadcasting Corporation is a radio broadcaster focused primarily on acquiring, developing and operating radio stations throughout the United States. The Company owns and operates 165 FM and 58 AM radio stations in 46 markets located in 24 states across the country. For more information visit www.citadelbroadcasting.com.

Forward-Looking Statements

Certain matters in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of Citadel Broadcasting Corporation and its subsidiaries (collectively the “Company”), its directors or its officers with respect to, among other things, future events and financial trends affecting the Company.

Forward-looking statements are typically identified by the words “believes,” “expects,” “anticipates,” and similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and that matters referred to in such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the impact of current or pending legislation and regulation, antitrust considerations, the impact of pending or future litigation or claims, and other risks and uncertainties, including, but not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in industry conditions; changes in operating performance; changes in the Company’s dividend policy or stock repurchase programs; shifts in population and other demographics; changes in the level of competition for advertising dollars, technological changes and innovations; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements; and

the risk that the proposed business combination with ABC Radio may be delayed or not close. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise these forward-looking statements because of new information, future events or otherwise.

Additional Information about the Transaction with ABC Radio and Where to Find It

On December 21, 2006, the Company filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 (Registration No. 333-139577), as amended February 14, 2007, containing a preliminary information statement/prospectus regarding the proposed business combination with the ABC Radio business. This material is not a substitute for the definitive information statement/prospectus regarding the proposed business combination that will be available after the Registration Statement is effective. Investors are urged to read the preliminary information statement/prospectus and the final information statement/prospectus when it becomes available, and any other relevant materials filed by the Company or TWDC with the SEC when they become available because they contain, or will contain, important information, including information about the Company, the ABC Radio business and the proposed combination. When the registration statement is effective, the final information statement/prospectus will be mailed to stockholders of Citadel and TWDC. The information statement/prospectus and other documents which are filed by Citadel and TWDC with the SEC are available free of charge at the SEC’s website, www.sec.gov, or by directing a written request to Citadel Broadcasting Corporation, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, Attention: Investor Relations, or to The Walt Disney Company, 500 South Buena Vista Street, Burbank, CA 91521-9722, Attention: Shareholder Services.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net broadcasting revenue	$113,960	$108,327	$432,930	$419,907

Operating Expenses:
Cost of revenues	34,973	33,189	124,189	118,949
Selling, general and administrative	30,925	29,250	122,639	118,489
Corporate general and administrative	10,074	5,063	30,287	15,363
Local marketing agreement fees	321	321	1,268	1,723
Asset impairment	24,280	—	174,049	—
Depreciation and amortization	2,919	5,529	16,740	22,346
Other, net	(370)	25	(1,026)	(353)

Operating expenses	103,122	73,377	468,146	276,517

Operating income (loss)	10,838	34,950	(35,216)	143,390

Interest-related expenses:
Interest expense, net	8,036	5,613	30,571	19,298
Non-cash debt-related expenses	962	459	2,340	1,839

Interest-related expenses, net	8,998	6,072	32,911	21,137

Income (loss) before income taxes	1,840	28,878	(68,127)	122,253

Income tax expense (benefit)	2,919	13,033	(20,113)	52,496

Net (loss) income	$(1,079)	$15,845	$(48,014)	$69,757

Net (loss) income per share - basic	$(0.01)	$0.14	$(0.43)	$0.59

Net (loss) income per share - diluted	$(0.01)	$0.13	$(0.43)	$0.55

Weighted average common shares outstanding:
Basic	111,174	114,723	111,453	119,234

Diluted	111,174	130,975	111,453	134,534

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

The following tables set forth the Company’s station operating income for the three and twelve months ended December 31, 2006 and 2005. The Company defines station operating income as net income (loss) adjusted to exclude the following line items included in its Statement of Operations: income tax expense (benefit), interest related expenses, other, net, depreciation and amortization, local marketing agreement fees, non-cash stock compensation, corporate general and administrative expenses and other non-cash expenses.

Station operating income, among other things, is used by the Company’s management to evaluate the Company’s operating performance, to value prospective acquisitions, as the basis of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for the planning and forecasting of future periods. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since station operating income is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Station operating income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, station operating income does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others mandatory debt service requirements. As a result, station operating income is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Station operating income does not reflect the periodic costs, including non-cash impairment charges, of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. As station operating income excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of station operating income to net income, the most directly comparable amount reported under GAAP.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Station operating income	$48,965	$45,888	$190,281	$182,469
Less:
Corporate general and administrative, excluding related portion of non-cash stock compensation	6,028	2,499	17,055	11,919
Non-cash stock compensation	4,949	2,564	17,411	3,444
Local marketing agreement fees	321	321	1,268	1,723
Other, net	(370)	25	(1,026)	(353)

Adjusted operating income before asset impairment and depreciation and amortization	38,037	40,479	155,573	165,736
Less:
Asset impairment	24,280	—	174,049	—
Depreciation and amortization	2,919	5,529	16,740	22,346

Operating income (loss)	10,838	34,950	(35,216)	143,390
Less:
Interest-related expenses, net	8,998	6,072	32,911	21,137

Income (loss) before income taxes	1,840	28,878	(68,127)	122,253
Income tax expense (benefit)	2,919	13,033	(20,113)	52,496

Net (loss) income	$(1,079)	$15,845	$(48,014)	$69,757

Free cash flow is defined as operating income (loss) (i) plus depreciation, amortization, non-cash stock compensation expense, other, net and other non-cash expenses (ii) less net interest expense (excluding amortization of debt issuance costs), capital expenditures and cash taxes. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs, including the payment of dividends and the repurchase of shares of common stock of the Company. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others mandatory debt service requirements. As a result, free cash flow is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with operating income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to operating income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Operating income (loss)	$10,838	$34,950	$(35,216)	$143,390
Adjustments
Depreciation and amortization	2,919	5,529	16,740	22,346
Non-cash stock compensation	4,949	2,564	17,411	3,444
Asset impairment	24,280	—	174,049	—
Other, net	(370)	25	(1,026)	(353)
Net interest expense	(8,036)	(5,613)	(30,571)	(19,298)
Capital expenditures	(4,655)	(2,042)	(11,790)	(8,112)
Cash taxes	(503)	(883)	(2,245)	(3,079)

Free cash flow	$29,422	$34,530	$127,352	$138,338

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; In thousands, except per share amounts)

The following table presents non-cash stock-based compensation as reported. The Company believes this summary assists investors’ understanding of the operating performance of the Company and the effects of non-cash stock-based compensation recognized pursuant to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net broadcasting revenue	$—	$—	$—	$—

Operating Expenses:
Cost of revenues	362	—	1,830	—
Selling, general and administrative	541	—	2,349	—
Corporate general and administrative	4,046	2,564	13,232	3,444
Local marketing agreement fees	—	—	—	—
Asset impairment	—	—	—	—
Depreciation and amortization	—	—	—	—
Other, net	—	—	—	—

Operating expenses	4,949	2,564	17,411	3,444

Operating loss	(4,949)	(2,564)	(17,411)	(3,444)

Interest-related expenses:

Interest expense, net	—	—	—	—
Non-cash debt-related expenses	—	—	—	—

Interest-related expenses, net	—	—	—	—

Loss before income taxes	(4,949)	(2,564)	(17,411)	(3,444)

Income tax benefit	(877)	(1,007)	(3,751)	(1,353)

Net loss	$(4,072)	$(1,557)	$(13,660)	$(2,091)

Net loss per share - basic	$(0.04)	$(0.01)	$(0.12)	$(0.02)

Weighted average common shares outstanding:
Basic	111,174	114,723	111,453	119,234

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; In thousands, except per share amounts)

The following tables reconcile financial measures before the impact of non-cash asset impairment, non-cash stock-based compensation expense and costs related to the FCC’s investigation of sponsorship identification practices to reported financial measures. The Company believes that adjusting its financial results for these items assists investors’ understanding of the operating performance of the Company.

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Reconciliation of adjusted operating income to operating income (loss):
Adjusted operating income before share-based compensation, asset impairment and FCC investigation costs	$42,557	$37,514	$159,315	$146,834
Adjustments to reconcile to operating income (loss):
Asset impairment	(24,280)	—	(174,049)	—
Non-cash stock-based compensation expense	(4,949)	(2,564)	(17,411)	(3,444)
FCC investigation costs	(2,490)	—	(3,071)	—

Operating income (loss)	$10,838	$34,950	$(35,216)	$143,390

Reconciliation of adjusted net income to net (loss) income:
Adjusted net income before share-based compensation, asset impairment and FCC investigation costs	$19,932	$17,402	$75,007	$71,848
Adjustments to reconcile to net (loss) income:
Asset impairment, net of tax	(14,740)	—	(106,711)	—
Non-cash stock-based compensation expense, net of tax	(4,072)	(1,557)	(13,660)	(2,091)
FCC investigation costs, net of tax	(2,199)	—	(2,650)	—

Net (loss) income	$(1,079)	$15,845	$(48,014)	$69,757

Reconciliation of adjusted net income per share to net (loss) income per share:
Adjusted net income per basic share before share-based compensation, asset impairment and FCC investigation costs	$0.18	$0.15	$0.67	$0.61
Adjustments to reconcile to net (loss) income per basic share:
Asset impairment, net of tax	(0.13)	—	(0.96)	—
Non-cash stock-based compensation expense, net of tax	(0.04)	(0.01)	(0.12)	(0.02)
FCC investigation costs, net of tax	(0.02)	—	(0.02)	—

Net (loss) income per basic share	$(0.01)	$0.14	$(0.43)	$0.59

Contact:	Citadel Broadcasting Corporation
Robert G. Freedline (702) 804-5200